EXHIBIT 99.9

SKYSTAR BIO-PHARMACEUTICAL (CAYMAN) HOLDINGS CO., LTD.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

SKYSTAR BIO-PHARMACEUTICAL (CAYMAN) HOLDINGS CO., LTD.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Pages

Report of Independent Registered Public Accounting Firm	2

Consolidated Balance Sheets	3-4

Consolidated Statements of Operations	5

Consolidated Statements of Changes in Stockholders’ Equity	6

Consolidated Statements of Cash Flows	7

Notes to Consolidated Financial Statements	8-24

Report of Independent Registered Public Accounting Firm

TO THE STOCKHOLDERS AND BOARD OF DIRECTORS
OF SKYSTAR BIO-PHARMACEUTICAL (CAYMAN) HOLDINGS CO., LTD.

We have audited the accompanying consolidated balance sheets of Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd. as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial positions of Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd. as of December 31, 2004 and 2003 and the consolidated results of its operations and its consolidated cash flows for each of the two years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ GC Alliance Ltd.

GC ALLIANCE LIMITED
Certified Public Accountants

Hong Kong

July 14, 2005

SKYSTAR BIO-PHARMACEUTICAL (CAYMAN) HOLDINGS CO., LTD.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2004	2003
ASSETS

Current Assets
Cash	$49,606	$422,814
Restricted cash	—	481,928
Other investments	240,964	432,530
Accounts receivable, net of allowance for doubtful accounts of $56,024 and $16,988, respectively	706,650	133,540
Inventories	170,523	380,614
Deposits and prepaid expenses	155,201	125,330
Prepaid land use right	6,223	6,223
Interest-bearing loans receivable	1,192,664	—
Amounts due from shareholders	745,133	115,482
Other receivables	318,052	648,343

Total Current Assets	3,585,016	2,746,804

Restricted cash	240,964	240,964
Interest-bearing loans receivable	—	372,226
Deposits for property, plant and equipment	1,369,265	7,470
Prepaid land use right, net of current portion	298,699	304,922
Property, plant and equipment, net of accumulated depreciation of $124,983 and $78,652, respectively	313,405	277,910
Technological know-how, net	72,289	96,386

Total Assets	$5,879,638	$4,046,682

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Interest-bearing short-term loan	36,145	36,145
Other payables	45,208	152,801
Accounts payable	10,931	9,891
Accrued expenses and other	168,327	16,705
Deposits from customers	13,786	8,420
Amount due to a related company	11,084	—
Amount due to a shareholder	24,096	24,096
Taxes payable	941,814	285,181

Total Current Liabilities	1,251,391	533,239

Deferred subsidy income	722,892	722,892

Total Liabilities	1,974,283	1,256,131

SKYSTAR BIO-PHARMACEUTICAL (CAYMAN) HOLDINGS CO., LTD.
CONSOLIDATED BALANCE SHEETS (CONT’D)

	December 31,
	2004	2003
Commitments and Contingencies (Note 20)

Stockholders’ Equity
Common stock, $1 par value, 50,000 shares authorized, 10,000 issued and outstanding	10,000	10,000
Additional paid-in capital	2,806,048	2,806,048
Statutory reserves	163,396	-
Accumulated earnings/(losses)	925,911	(25,497)

Total Stockholders’ Equity	3,905,355	2,790,551

Total Liabilities and Stockholders’ Equity	$5,879,638	$4,046,682

The accompanying notes are an integral part of these consolidated financial statements.

SKYSTAR BIO-PHARMACEUTICAL (CAYMAN) HOLDINGS CO., LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2004	2003
Revenue	$3,996,421	$1,181,746

Cost of goods sold	(2,155,050)	(630,984)

Gross profit	1,841,371	550,762

Operating expenses
Selling expenses	(244,973)	(141,740)
General and administrative expenses	(259,997)	(225,949)
Research and development costs	(30,120)	(36,867)

Income from operations	1,306,281	146,206

Other income (expenses)
Interest income	39,606	16,097
Investment gain	24,096	—
Other income (expenses), net	—	747
Finance costs	(7,292)	(11,374)

Total other income (expenses)	56,410	5,470

Income from continuing operations before income taxes	1,362,691	151,676

Income taxes	(247,887)	(48,067)

Income from continuing operations	1,114,804	103,609

Discontinued operations (Note 3)
Loss from discontinued operations	(6,045)	—
Gain on disposal of a subsidiary	6,045	—

Net income	$1,114,804	$103,609

Basic earnings per share	$111.48	$10.36

Weighted average number of common shares outstanding	10,000	10,000

The accompanying notes are an integral part of these consolidated financial statements.

SKYSTAR BIO-PHARMACEUTICAL (CAYMAN) HOLDINGS CO., LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

			Additional		Accumulated
	Common stock		paid-in	Statutory	earnings /
	Shares	Amount	capital	reserves	(losses)	Total
Balance at January 1, 2003	10,000	$10,000	$2,806,048	$—	$(129,106)	$2,686,942

Net income for the year		—	—	—	103,609	103,609
Balance at December 31, 2003	10,000	$10,000	$2,806,048	$—	$(25,497)	$2,790,551

Net income for the year	—	—	—	—	1,114,804	1,114,804

Transfer to statutory reserves	—	—	—	163,396	(163,396)	—
Balance at December 31, 2004	10,000	$10,000	$2,806,048	$163,396	$925,911	$3,905,355

The accompanying notes are an integral part of these consolidated financial statements.

SKYSTAR BIO-PHARMACEUTICAL (CAYMAN) HOLDINGS CO., LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2004	2003
Cash flows from operating activities
Net income	$1,114,804	$103,609
Adjustment to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	76,651	62,505
Investment gain	(24,096)	—
Change in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable, net	(573,110)	3,217
Inventories	210,091	141,469
Deposits and prepaid expenses	(29,871)	60,228
Other receivables	330,291	(638,509)
(Decrease) increase in:
Accounts payable	1,040	(781)
Deposits from customers	5,366	3,034
Accrued expenses and other payables	44,029	(67,733)
Taxes payable	656,633	217,397

Net cash provided by (used in) operating activities	1,811,828	(115,564)

Cash flows from investing activities
Decrease (increase) in restricted cash	481,928	(722,892)
Purchase of technological know-how	—	(120,482)
Increase in interest-bearing loans receivable	(820,438)	(372,226)
Payment for acquisition of land use right	—	(311,145)
Payment of deposits for property, plant and machinery	(1,361,795)	(7,470)
Payment for establishment of a subsidiary	(216,867)	—
Decrease in other investments	191,566	49,398
Proceeds from investment gain	24,096	—
Proceeds from disposal of a subsidiary	216,867	—
Decrease (increase) in amounts due from shareholders	(629,651)	547,169
Purchase of property, plant and equipment	(81,826)	(64,243)

Net cash used in investing activities	(2,196,120)	(1,001,891)

Cash flows from financing activities
Decrease in amount due to a shareholder	—	(37,530)
Increase in amount due to a related company	11,084	—
Repayment of short term loan	—	(36,144)
Increase in deferred subsidy income	—	722,892
Capital contributed	—	887,337

Net cash provide by financing activities	11,084	1,536,555

Net (decrease) increase in cash	(373,208)	419,100
Cash, beginning of year	422,814	3,714

Cash, end of year	$49,606	$422,814

Supplemental disclosure information
Finance costs paid	$7,292	$11,374
Income taxes paid	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

 SKYSTAR BIO-PHARMACEUTICAL (CAYMAN) HOLDINGS CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

1.   DESCRIPTION OF BUSINESS AND ORGANIZATION

Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd. (“Skystar” or the “Company”) was incorporated under the laws of the Cayman Islands on January 24, 2005. The Company is engaged in the research, development, production, marketing and sales of bio-pharmaceutical and veterinary products. All current operations of the Company are in the People’s Republic of China (“China” or the “PRC”).

Skystar does not conduct any substantive operations of its own and conducts its primary business operations through its variable interest entity (“VIE”), Xian Tianxing Bio-Pharmaceutical Co., Ltd. (“Xian Tianxing”).

Xian Tianxing was incorporated on July 3, 1997 in the PRC as a limited liability company without shares. On December 31, 2003, Xian Tianxing was restructured from a limited liability company without shares to a joint stock company limited by shares.

The paid-in capital of Xian Tianxing was funded by the majority shareholders of Skystar. PRC law currently has limits on foreign ownership of companies. To comply with these foreign ownership restrictions, on October 28, 2005, Skystar entered into certain exclusive agreements with Xian Tianxing and its shareholders. Xian Tianxing holds the licenses and approvals necessary to operate the bio-pharmaceutical business in China. Pursuant to these agreements, Skystar provides exclusive technology consulting and other general business operation services to Xian Tianxing in return of a consulting services fee which is equal to Xian Tianxing’s revenue. In addition, Xian Tianxing’s shareholders have pledged their equity interests in Xian Tianxing to Skystar, irrevocably granted Skystar an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Xian Tianxing and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Skystar. Through these contractual arrangements, Skystar has the ability to substantially influence Xian Tianxing’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

As a result of these contractual arrangements, which obligates Skystar to absorb a majority of the risk of loss from Xian Tianxing’s activities and enable Skystar to receive a majority of its expected residual returns, the Company believes Xian Tianxing a VIE under FASB Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”, because the equity investors in Xian Tianxing do not have the characteristics of a controlling financial interest and the Company should be considered the primary beneficiary of Xian Tianxing. Accordingly, the Company consolidates Xian Tianxing’s results, assets and liabilities in the accompanying financial statements.

The Company’s consolidated assets do not include any collateral for Xian Tianxing’s obligations. The creditors of Xian Tianxing do not have recourse to the general credit of the Company.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of presentation and consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Because the Company and Xian Tianxing are under common control, the initial measurement of the assets and liabilities of Xian Tianxing for the purpose of consolidation by the Company is at book value. The Company has had no other business activities except for the entering into of the exclusive agreements with Xian Tianxing and its shareholders. For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements are prepared as if the Company had been in existence since December 31, 2002 and throughout the whole of the two-year period ended December 31, 2004.

The consolidated financial statements include the financial statements of the Company and its variable interest entity, Xian Tianxing. All significant inter-company transactions and balances between the Company and its variable interest entity are eliminated upon consolidation.

b.	Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

c.	Fair values of financial instruments

The Company values its financial instruments as required by Statement of Financial Accounting Standard (SFAS) No. 107, "Disclosures about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, other investments, accounts payable and accruals, short term and long-term related party borrowings.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective year ends.

d.	Cash and cash equivalents

Cash and cash equivalents include cash on hand, demand and time deposits with banks and liquid investments with an original maturity of three months or less. All of the Company’s cash on hand and certain bank deposits are denominated in Renminbi (“RMB”) and translated at the rate of US$1 to RMB8.3 (See Note 2(t)).

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

e.	Restricted cash

The Company had restricted cash of $240,964 and $722,892 as of December 31, 2004 and 2003, respectively. The restricted cash was received from the PRC government subsidies and set aside for the specific usages (see Note 14). The restricted funds are kept as bank deposits. Restricted cash is classified as non-current assets as of December 31, 2004, and current and non-current assets as of December 31, 2003, depending on the expected period when the funds will be put into their specific usages.

f.	Other investments

The Company had other investments of $240,964 and $432,530, as of December 31, 2004 and 2003, respectively, which are funds placed with investment agents pursuant to agreements entered into between the Company and those investment agents, for periods of one to two years. According to those agreements, the investment agents have full discretion to invest the funds and give a guarantee that the Company shall incur no loss or be paid a minimum of 5% of return on investment. Gains on investment are shared between the Company and those investment agents on the ratio of 60 to 40. Without readily and practicably determinable fair values, other investments are stated at cost and classified as current or non-current according to the maturities of the investment period based on the agreements between the Company and the investment agents.

g.	Accounts and other receivables

Accounts and other receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debts percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the amount provided as the allowance was incorrect, an adjustment classified as a change in estimate is made. Accounts receivables were net of allowances of $56,024 and $16,988, respectively, as of December 31, 2004 and 2003.

h.	Inventories

Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or net realizable value. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

i.	Property, plant and equipment

Property, plant and equipment are recorded at cost. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant, property and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets: 10 years for plant and machinery; 10 years for factory building; 5 years for office equipment; and 10 years for motor vehicles.

The carrying value of property, plant and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

j.	Construction in progress

Construction in progress includes direct costs of construction of factory building. Interest incurred during the period of construction has not been capitalized as such amounts are insignificant. Construction in progress is not depreciated until such time as the assets are completed and put into operational use.

k.	Prepaid land use rights

The Company has recorded as prepaid land use rights the costs paid to acquire a long-term interest to utilize the land underlying the property facility. This type of arrangement is common for the use of land in the PRC. The prepaid land use rights are amortized on the straight-line method over the term of the land use rights of 50 years.

l.	Technological know-how

Purchased technological know-how includes secret formulas, manufacturing processes, technical and procedural manuals and is amortized using the straight-line method over the expected useful economic life of 5 years, which reflects the period over which those formulas, manufacturing processes, technical and procedural manuals are kept secret to the Company as agreed between the Company and the selling party.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

m.	Impairment

The Company accounts for property and equipment, construction-in-progress and amortizable intangible assets in accordance with SFAS No. 121, “Accounting for Impairment of Long-Lived Assets to be Disposed Of”, which requires an impairment loss to be recognized on long-lived assets when the sum of the expected future cash flows (undiscounted and without interest charges) resulting from the use of the assets and its eventual disposition is less than the carrying amount of the asset. Otherwise, an impairment loss is not recognized. Measurement of the impairment loss for long-lived assets is based on the fair value of the asset.

n.	Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income”, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Other than the reported net income, there were no components of comprehensive income or loss which require disclosure for the years ended December 31, 2004 and 2003.

o.	Segment information

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”, requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in one business segment - research, development, production, marketing and sales of bio-pharmaceutical and veterinary products, and in one geographical segment - China, as all of the Company’s current operations are carried out in China.

p.	Revenue recognition

Revenues of the Company include sales of bio-pharmaceutical and veterinary products in China. Sales are recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectibility is reasonably assured. Sales are presented net of value added tax (VAT). No return allowance is made as product returns are insignificant based on historical experience.

q.	Research and development costs

Research and development costs are expensed to operations as incurred. During the years ended December 31, 2004 and 2003, a total of $30,120 and $36,867, respectively, in salaries, professional fees and technical support fees were incurred for research and development purposes which had been expensed in the accompanying statements of operations.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

r.	Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

s.	Earnings per share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the years ended December 31, 2004 and 2003. Diluted earnings per share is not computed as the Company did not have potential common shares during the years ended December 31, 2004 and 2003.

t.	Foreign currency translation

The Company maintains its books and accounting records in Renminbi (“RMB”), the PRC’s currency. Translation of amounts of all items from RMB to United States dollars (“US$”) has been made at the single rate of exchange of RMB8.30: US$1.00. The exchange rate was consistent at this rate during the years ended December 31, 2004 and 2003. No representation is made that RMB amounts have been, or could be, converted into US$ at that rate.

Until July 21, 2005, RMB had been pegged to US$ at the rate of RMB8.30: US$1.00. On July 21, 2005, the PRC government reformed the exchange rate system into a managed floating exchange rate system based on market supply and demand with reference to a basket of currencies. In addition, the exchange rate of RMB to US$ was adjusted to RMB8.11: US$1.00 as of July 21, 2005. The People’s Bank of China announces the closing price of a foreign currency such as US$ traded against RMB in the inter-bank foreign exchange market after the closing of the market on each working day, which will become the unified exchange rate for the trading against RMB on the following working day. The daily trading price of US$ against RMB in the inter-bank foreign exchange market is allowed to float within a band of ±0.3% around the unified exchange rate published by the People’s Bank of China. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the Bank of China or other institutions required submitting a payment application form together with invoices, shipping documents and signed contracts.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

u.	Related parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

3.   DISCONTINUED OPERATIONS

On March 16, 2004, the Company established a subsidiary named Xian Tian Xing Digital Sci-Tech Development Co., Ltd. (“Tian Xing Digital”) in which the Company injected a capital of $216,867 representing a 90% equity interest. Tian Xing Digital engages in the sales of digital and electronic products in China. On December 20, 2004, management of the Company determined to dispose of Tian Xing Digital and reached an agreement with Mr. Lu Weibing, a director of the Company to sell the Company’s entire 90% equity interest in Tian Xing Digital to him for its book cost of $216,867. Results of operations of Tian Xing Digital classified as discontinued in the accompanying consolidated statement of operations consisted of revenue and net loss of $347,793 and $6,045, respectively, for the period from its establishment date to the sale date. The Company recognized a gain on the sale of Tian Xing Digital of $6,045.

Statement of Financial Accounting Standards ("SFAS") No. 94, "Consolidation of All Majority-Owned Subsidiary" requires that all majority-owned subsidiaries shall be consolidated except those where control is likely to be temporary or it does not rest with the majority owner. Accordingly, no consolidated financial statements have been prepared to consolidate Tian Xing Digital for the year ended December 31, 2004, because management of the Company determined to dispose of Tian Xing Digital shortly after it was established and control over Tian Xing Digital was temporary.

4.   CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially expose the Company to concentrations of credit risk, consist of cash and accounts receivable as of December 31, 2004 and 2003. The Company performs ongoing evaluations of its cash position and credit evaluations to ensure collections and minimize losses.

As of December 31, 2004 and 2003, the Company’s bank deposits were all placed with banks in the PRC where there is currently no rule or regulation in place for obligatory insurance of bank accounts.

For the years ended December 31, 2004 and 2003, all of the Company’s sales arose in the PRC. In addition, all accounts receivable as at December 2004 and 2003 also arose in the PRC.

The largest three customers in the year 2004 accounted for approximately 3.1%, 1.7% and 1.5%, respectively of the Company’s total revenues for 2004, while the largest three customers in 2003 accounted for 2.3%, 2.1% and 1.8% of the Company’s total revenues for 2003.

The largest three vendors in the year 2004 accounted for approximately 8.1%, 6.6% and 6.1%, respectively of the Company’s total purchases for 2004, while the largest three vendors in 2003 accounted for 24.1%, 18.1% and 12.7%, respectively of the Company’s total purchases for 2003.

5.   RESTRICTED CASH

Restricted cash consists of the following:

	December 31,
	2004	2003
Short-term:
Fund received from a PRC government subsidy for the purpose of construction of a new factory (see Note 14)	$—	$481,928

Long-term:
Fund received from a PRC government subsidy for the purpose of research and development activities (see Note 14)	240,964	240,964

Total restricted cash	$240,964	$722,892

6.   INVENTORIES

Inventories consist of the following:

	December 31,
	2004	2003
Raw materials	$89,956	$317,478
Packing materials	65,842	21,818
Finished goods	13,594	40,769
Consumables	1,131	549

	$170,523	$380,614

7.   INTEREST-BEARING LOANS RECEIVABLE

The loans receivable of $1,192,664 and $372,226 as of December 31, 2004 and 2003, respectively, were unsecured and for terms of one to two years. The loans bore interest at annual interest rates of 0.55% to 0.63%.

8.   OTHER RECEIVABLES

Other receivables consist of the following:

	December 31,
	2004	2003
Non-interest bearing, unsecured receivables	$295,193	$640,895
Cash advances to staff and salespersons for normal business purposes	20,861	5,085
Other	1,998	2,363

	$318,052	$648,343

9.   PREPAID LAND USE RIGHTS

The Company has recorded as prepaid land use rights the costs paid to acquire a long-term interest to utilize the land underlying the property facility. This type of arrangement is common for the use of land in the PRC. The prepaid land use rights are being amortized on the straight-line method over the term of the land use rights of 50 years.

The expected amortization of the prepaid land use rights over each of the next five years and thereafter are summarized as follows:

Year
2005	$6,223
2006	6,223
2007	6,223
2008	6,223
2009	6,223
Thereafter	273,807

Total prepaid land use rights as of December 31, 2004	$304,922
Less: Current portion	(6,223)

Long-term portion	$298,699

10.     PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

	December 31,
	2004	2003
Plant and machinery	$206,667	$193,841
Factory building	16,300	2,058
Office equipment	97,993	92,420
Motor vehicles	100,353	68,243
Construction in progress	17,075	—

	438,388	356,562
Less: Accumulated depreciation	(124,983)	(78,652)

	$313,405	$277,910

The depreciation expenses on property, plant and equipment were $46,331 and $38,409 for the years ended December 31, 2004 and 2003, respectively.

11.     TECHNOLOGICAL KNOW-HOW

Technological know-how consists of the following:

	December 31,
	2004	2003
Cost	$120,482	$120,482
Less: Accumulated amortization	(48,193)	(24,096)

	$72,289	$96,386

The amortization expenses on the technological know-how were $24,097 and $24,096 for the years ended December 31, 2004 and 2003, respectively.

12.     INTEREST-BEARING SHORT-TERM LOAN

The short-term loan of $36,145 as of December 31, 2004 is for a term of one year from August 10, 2004 to August 10, 2005 and secured by a guarantee given by a third party, and bears interest at 0.885% per month.

The short-term loan of $36,145 as of December 31, 2003 was for a term of one year from August 6, 2003 to August 6, 2004 and secured by a guarantee given by a third party, and bore interest at 0.68625% per month. It was fully repaid in 2004.

13.     ACCRUED EXPENSES AND OTHER

Accrued expenses and other consist of the following:

	December 31,
	2004	2003
Accrued operating expenses	$142,288	$4,156
Accrued staff welfare	26,039	12,549

	$168,327	$16,705

As stipulated by the laws and regulations in the PRC, the Company is required to accrue for staff welfare based on 14% of its payroll, for the purposes of expenditures for the employee facilities and collective welfare of the Company’s employees.

14.     DEFERRED SUBSIDY INCOME

The amounts represent subsidies for hi-tech projects granted by the PRC government.

A subsidy in the amount of $602,410 was approved to be granted to the Company for the purpose of its construction of a new factory which operation will meet the Good Manufacturing Practices Standard (“GMP Standard”). In 2003, $481,928 was received and the remaining $120,482 will be paid when the new factory is substantially completed. According to the regulation for granting of this government subsidy, this fund may be treated as capital contributed by the company appointed by the PRC government (“contributing company”) or loan from such company which the Company will need to repay. However, no agreement has yet been reached with the contributing company regarding the final treatment of this subsidy. Therefore, the amount is included under non-current liabilities.

Also in 2003, another subsidy of $240,964 was received for financing the Company’s research and development activities. However, the fund can only be utilized when the new factory commences operation. As the management expects that the amount may not be put into use within fiscal year 2005, the amount is included under non-current liabilities.

15.     STATUTORY RESERVES

As stipulated by the PRC’s Company Law and as provided in Xian Tianxing’s Articles of Association (as amended on December 31, 2003), Xian Tianxing’s net income after taxation can only be distributed as dividends after appropriation has been made for the following:

(i)	Making up cumulative prior years’ losses, if any;

(ii)
Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital, which is restricted for set off against losses, expansion of production and operation or increase in registered capital;

(iii)
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's “Statutory common welfare fund”, which is restricted for capital expenditure for the collective benefits of the Company's employees; and

(iv)	Allocations to the discretionary surplus reserve, if approved in the shareholders’ general meeting.

On December 31, 2003, Xian Tianxing established a statutory surplus reserve as well as a statutory common welfare fund and commenced to appropriate 10% and 5%, respectively of the net profit after taxation to these reserves. The amounts included in the statutory reserves consisted of surplus reserve of $108,931 and common welfare fund of $54,465 as of December 31, 2004.

16.     INCOME TAXES

The Company is a tax exempted company incorporated in the Cayman Islands and conducts all of its business through its PRC VIE, Xian Tianxing.

Xian Tianxing is subject to various taxes in the PRC as follows:

(i)
Enterprise Income Tax at a rate of 15% on net profits. Pursuant to the PRC Income Tax Laws, Enterprise Income Taxes is generally imposed at a statutory rate of 33%, which comprises 30% national income tax and 3% local income tax. However, the Company has been approved as a new technology enterprise and under PRC Income Tax Laws, it is entitled to a preferential tax rate of 15%;

(ii)	City Construction Tax at a rate of 7% on value added tax (VAT);

(iii)	Education Tax at a rate of 3% on VAT;

(iv)	Waterworks Tax at a rate of 0.08% on gross sales which is subject to VAT.

The provision for taxes on earnings consisted of:

	Year ended December 31,
	2004	2003
Current PRC income tax expenses:
Enterprise Income Tax	$204,404	$2,128
City Construction Tax	28,891	19,028
Education Tax	12,382	5,315
Waterworks Tax	2,210	973
Change in deferred tax assets	—	20,623

	$247,887	$48,067

No significant deferred tax liabilities or assets existed as of either December 31, 2004 or 2003.

17.     RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

(a)     Related party receivables and payables

Amounts receivable from and payable to related parties are summarized as follows:

	Year ended December 31,
	2004	2003
Amounts due from shareholders:
Mr. Wen Wei, also a director of the Company	$26,995	$10,814
Mr. Lu Weibing, also a director of the Company	597,656	44,427
Ms. Wang Aixia	71,687	11,446
Mr. Wang Chongxin	12,651	12,651
Xian Investment Company	36,144	36,144

	745,133	115,482

Amount due to a shareholder:
Ms. Wang Guanming	$24,096	$24,096

Amount due to a related company:
Xian Tian Xing Digital Sci-Tech Co., Ltd. - a company owned by a director (see (c) below)	$11,084	$—

Balances with shareholders and related company represent advances to or loans from the respective shareholders or related company, except for Mr. Lu Weibing, the receivable due from whom also includes the amount arising from the consideration for the sale of a subsidiary to him (see (c) below). These balances are interest free and unsecured and have no fixed repayment date. It is expected that the balances will be received or repaid within one year.

(b)     Investment agreement with a shareholder

In September 2004, the Company entered into an agreement with Xian Investment Company (“Xian Investment”), which is a shareholder of the Company and engages in investment activities, whereby the Company placed a fund of $240,964 with Xian Investment. Xian Investment has full discretion to invest the fund for a period of one year and guarantees that the fund will be repaid and that no loss will be incurred by the Company. Gain on investment of the fund will be shared between the Company and Xian Investment on the ratio of 60 to 40.

(c)     Disposal of subsidiary to a director

On December 20, 2004, the Company sold its 90% equity interest in Xian Tian Xing Digital Sci-Tech Co., Ltd., a subsidiary of the Company, to Mr. Lu Weibing, a director of the Company, for a cash consideration of $216,867 and recognized a gain of $6,045 thereon (see Note 3).

19.     CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company’s operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

20.     COMMITMENTS AND CONTINGENCIES

(a)     Capital expenditure commitments

During the fiscal year 2004, the Company entered into various contracts for the construction of a new plant. Accommodating the research and development center and a number of production lines, the new plant will enable the Company to consolidate its existing operations and to expand production capacity for its bio-pharmaceutical business. The construction of the new plant is expected to be completed by the end of fiscal year 2005. As of December 31, 2004, a total of $1,276,494 was paid under these construction contracts and the Company’s commitments for further payments under these construction contracts amounted to $2,004,531.

Around the end of year 2004, the Company also entered into several contracts to purchase machinery for its bio-pharmaceutical business. As of December 31, 2004, total deposits of $53,012 were paid under these purchase contracts and the Company’s commitments for further payments under these purchase contracts amounted to $356,627.

(b)     Lease commitments

The Company has entered into a tenancy agreement for the lease of factory premises for a period of ten years from October 1, 2004 to September 30, 2014 with an annual rent of $10,361, which is subject to a 10% increase every four subsequent years. The Company’s commitments for minimum rental payments under this lease for the next five years and thereafter are as follows:

Year
2005	$10,361
2006	10,361
2007	10,361
2008	10,621
2009	11,398
Thereafter	56,418

$109,520

21.     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued Interpretation (FIN) No. 46, “Consolidation of Variable Interest Entities - an interpretation of ARB No. 51”, and in December 2003, issued a revised Interpretation No. 45(R), which supersedes FIN No. 46. FIN No. 46(R) requires that the assets, liabilities, and results of the activities of variable interest entities to be consolidated by their primary beneficiaries (as defined) if the entities do not effectively disperse risks among parties involved. This interpretation also requires expanded disclosures by the primary beneficiary of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

FIN No. 46R applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date includes those entities to which FIN No. 46 had previously been applied. However, prior to the required application of FIN No. 46, a public entity that is a small business issuer shall apply FIN No. 46 to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003. FIN No. 46R may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

In April 2003, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2004.

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs - an amendment of ARB No. 43, Chapter 4”. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). This statement requires that idle facility expense, excessive spoilage, double freight, and rehandling costs be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this statement requires that allocation of fixed production overheads to the costs of conversion based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal year beginning after June 15, 2005.

21.     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (Cont’d)

In December 2004, the FASB issued SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67”. SFAS No. 152 amends SFAS No. 66, “Accounting for Sales of Real Estate”, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, “Accounting for Real Estate Time-Sharing Transactions”. This statement also amends SFAS No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29”. SFAS No. 153 amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. This statement is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005.

In December 2004, The FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment”. SFAS No. 123 (revised 2004) is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”. This statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and its related implementation guidance. This statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and recognize the cost over the period during which an employee is required to provide service in exchange for the award. A nonpublic entity, likewise, will measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of those instruments. This statement is effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005, or nonpublic entities as of the beginning of the first annual reporting period that begins after December 15, 2005.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3”. This statement replaces APB Opinion No. 20, “Accounting Changes”, and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements”, and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

The management of the Company does not expect these recent pronouncements to have a material impact on the Company's financial position or results of operations.